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                                                                  EXHIBIT 10.36


                              THE HOME DEPOT, INC.
                     NON-U.S. EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of The Home Depot, Inc. Non-U.S. Employee Stock Purchase Plan (the "Plan") is to encourage and enable eligible employees of The Home Depot, Inc. (the "Company") and its Subsidiaries and Affiliates to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings.

2.       Definitions. The following words or terms have the following meanings:

(a) "Plan" shall mean this The Home Depot, Inc. Non-U.S. Employee Stock Purchase Plan.

(b) "Affiliate" or "Affiliates" shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 50% or more of the voting stock or capital at the lime of the granting of an option under the Plan.

(c) "Closing Market Price" shall mean the closing price of the Company's Common Stock on the New York Stock Exchange.

(d)      "Company" shall mean The Home Depot, Inc.

(e) "Board of Directors" shall mean Board of Directors of the Company or the Executive Committee of such Board.

(f) "Shares", "Stock" or "Common Stock" shall mean shares of the $.05 par value Common Stock of the Company.

(g) "Committee" shall mean the committee of the Board of Directors of the Company appointed to administer the Plan or their designee(s).

(h) "Subsidiary" or "Subsidiaries" shall mean any corporation, if the Company owns or controls directly or indirectly, more than a majority of the voting stock of such corporation.

(i) "Eligible Employee" shall mean any Employee or class of Employees of the Company, its Subsidiaries and Affiliates regularly employed outside the United States of America and designated, in the sole and absolute discretion of the Committee, as an eligible participant in this Plan. Notwithstanding the foregoing, no Employee subject to the provisions of Section 16 of the Securities Exchange Act of 1934 or ss. 162(m) of the U.S. Internal Revenue Code of 1986, as amended ("Excluded Persons") shall be eligible to participate absent an express determination by the Committee that all actions, conditions or events ("Necessary Conditions"), which the Committee deems to be in the best interest of the Company shall have occurred prior to such participation being permitted. Necessary Conditions to participation by any Excluded Person may include, without limitation, amendment of the Plan and stockholder approval of the Plan. Provided further, that no employee subject to, or the beneficiary of, any collective bargaining agreement or other similar agreement shall be eligible to participate in the Plan unless such participation shall be expressly provided for in such agreement.

(j) "Employee" shall mean any employee, director, general partner, officer, consultant, advisor or other person providing bona fide services to the fullest extent permitted under (i) the securities laws of the United States of America and consistent with the utilization of a Form S-8 Registration Statement or any successor form or provision, and (ii) such other laws, as applicable, of the country or jurisdiction in which a proposed participant is employed. To the


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         fullest extent permitted under (i) the securities laws of the United
         States of America and consistent with the utilization of a Form S-8 Registration Statement or any successor form or provision, and (ii) such other laws, as applicable, of the country or jurisdiction in which a proposed participant is employed, the term Employee shall include former employees, as well as executors, administrators or beneficiaries of deceased employees, guardians, or members of a committee for incompetent employees or similar persons duly authorized by law to administer the estate or assets of former employees.

(k) "Purchase Period" shall mean the number of calendar months during which installment payments for stock purchased under the Plan shall be made.

(1) "Options" shall mean the right or rights granted to Eligible Employees to purchase the Company's Common Stock under an Offering made under the Plan and pursuant to such Eligible Employees' elections to purchase.

(m) "Subscription Period" shall mean that period of time prescribed in any offer of Stock under the Plan beginning on the first day Eligible Employees may elect to purchase Shares and ending on the last day such elections to purchase are authorized to be received and accepted.

(n) "Annual Pay" shall mean an amount, calculated in such currency as the Committee shall specify or, if no currency is specified, in the currency of the country in which the Eligible Employee is employed, equal to the sum of (i) the annual basic rate of pay of an Eligible Employee as determined from the payroll records of the Company, its Subsidiaries or Affiliates on the effective date of an offer of Stock made pursuant to the Plan, and (ii) the amount paid, calculated in such currency as the Committee shall specify or, if no currency is specified, in the currency of die country in which the Eligible Employee is employed on the effective date of an offer of Stock made pursuant to the Plan, to the Eligible Employee by the Company or a Subsidiary under any incentive compensation or bonus plan during the twelve-month period immediately preceding the effective date of an offer of Stock made pursuant to the Plan.

3. Shares Reserved for Plan. The Shares of the Company's Common Stock to be sold to Eligible Employees under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. The maximum number of Shares which shall be reserved and made available for sale under the Plan shall be 5,000,000. The Shares reserved may be issued and sold pursuant to one or more offerings under the Plan. With respect to each offering, the Board of Directors, or the Committee, will specify the number of Shares to be made available, the length of the Subscription Period, the length of the Purchase Period and such other terms and conditions not inconsistent with the Plan as may be necessary or appropriate. [In no event shall the Subscription Period and the Purchase Period together exceed 27 months for any offering.]

         In the event of a subdivision or combination of the Company's Shares, the maximum number of Shares which may thereafter be issued and sold under the Plan and the number of Shares under elections to purchase at the time of such subdivision or combination will be proportionately increased or decreased, the terms relating to the price at which Shares under the elections to purchase will be sold will be appropriately adjusted, and such other action will be taken as in the opinion of the Board of Directors is appropriate under the circumstances. In case of a reclassification or other change in the Company's Shares, the Board of Directors also will make appropriate adjustments.

4. Administration of the Plan. The Plan shall be administered by a Committee who shall be appointed by the Board of Directors; provided, however, that the Board or the Committee may delegate in writing the administration of the Plan or any part thereof to one or more officers of the Company, its Subsidiaries or Affiliates. The Committee or its designee(s) shall be vested with full authority to make, administer and interpret such equitable rules and regulations regarding the Plan or to make amendments


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to the Plan itself as it may deem advisable; provided, however, that any amendment to increase the maximum number of Shares available for sale under the Plan, otherwise than as required to reflect a subdivision or a combination as provided in Section 3 hereof or to expand the persons eligible to participate in the Plan beyond the Employees of the Company, its Subsidiaries and Affiliates shall require the approval of the Board of Directors of the Company. Subject to the provisions requiring action by the Board of Directors of the Company, any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Eligible Employees and any and all persons claiming under or through an Eligible Employee.

         The Committee may act by a majority vote at a regular or special meeting of the Committee or by decision reduced to writing and signed by a majority of the members of the Committee without holding a formal meeting, vacancies in the membership of the Committee arising from death, resignation or other inability to serve shall be filled by the Board of Directors.

5. Participation in the Plan. Options to purchase the Company's Common Stock under the Plan shall be granted only to Eligible Employees; provided, however, that in addition to the Excluded Persons identified in Section 2(i), the Board of Directors may determine that any offering of Common Stock under the Plan will not be extended to directors, officers, or highly paid Employees of the Company, its Subsidiaries or Affiliates or to those Employees whose principal duties consist of supervising the work of other Employees, provided further, that in no event may an Employee be granted an Option under this Plan if such Employee, immediately after the Option is granted, owns Stock possessing five percent or more of the total combined voting power or value of all classes of capital stock of the Company or its Subsidiaries or Affiliates.

         For the purposes of determining stock ownership under this paragraph, Stock which the Employee may purchase under all outstanding Options shall be treated as Stock owned by the Employee.

6. Purchase Price. The purchase price for Shares purchased pursuant to the Plan (except as otherwise provided herein) shall be the lower of (a) 85 percent of the Market Price on the first day of the Purchase Period; or (b) 85 percent of the Market Price on the last day of the Purchase Period; or if no Shares were traded on such day, on the last day prior thereto on which Shares were traded.

6. Method of Payment. Payment for Shares purchased pursuant to the Plan shall be made in installments through payroll deductions; provided, however, that the Committee may, from time to time, permit lump sum payments. Subject to any permitted lump sum payments, each Eligible Employee electing to purchase Shares will authorize the Company to withhold a designated amount from' his regular weekly, bi-weekly, semimonthly or monthly pay for each payroll period during the Purchase Period. All such payroll deductions made for an Eligible Employee shall be credited to his account under the Plan in the currency of the country where the Eligible Employee is employed and shall be maintained in such currency as the Committee in its sole and absolute discretion may elect, or if no election is made, in the currency of the country where the Eligible Employee is employed; provided, however, that the Committee in its sole and absolute discretion may, from time to time, with respect to, any Purchase Period permit for additional deposits based on estimates of such amount of local currency that is expected to be sufficient to fund the Purchase Price (such price having been as calculated on the basis of U.S. dollars on the day the Option is granted). At the end of the Purchase Period, each Eligible


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Employee shall receive in cash the balance remaining in his account, if any, after the purchase of the number of Shares covered by his Option to purchase Shares, such balance will be paid in such currency as the Committee may, from time to time, specify or if no currency is specified in the currency of the country in which the Eligible Employee is employed, based on the currency conversion rate in effect at such time.

7. Employee's Election to Purchase - Grants of Options. In order to participate in the Plan, an Eligible Employee must sign an election to purchase Shares on a form provided by the Company stating the Eligible Employee's desire to purchase Shares under the Plan and showing the amount which the Eligible Employee elects to have withheld from his pay which shall be in such currency as the Committee in its sole and absolute discretion shall specify, or if no currency is specified, in the currency of the country where the Eligible Employee is employed, for such payroll period during the Purchase Period. The election to purchase Shares must be delivered on or before the last day of the Subscription Period to the person or office designated to receive and accept such elections. Subject to the limitations set forth in Section 9, each participating Eligible Employee shall be granted an Option to purchase a fixed maximum number of Shares determined by the following procedures:

         Step 1 - Determine the aggregate amount which will be withheld from the Eligible Employee's pay during the Purchase Period and calculate the equivalent amount in U.S. dollars based on the exchange rate in effect on the first day of the Purchase Period;

         Step 2 - Determine the figure which represents the lower of (a) 85 percent of the Market Price on the first day of the Purchase Period; or (b) 85 percent of the Market Price on the last day of the Purchase Period; or if no Shares were traded on such day, on the last day prior thereto on which Shares were traded.

         Step 3 - Divide the figure determined in Step 1 by the figure determined in Step 2. This final figure shall be the fixed maximum number of Shares for which the Eligible Employee may be granted an Option to purchase.

         The date on which the Option is granted to each participating Eligible Employee shall be the first day of the Purchase Period. No certificate or other form of notice that an Option has been granted need be given to any participating Eligible Employee and such records as are, from time to time, maintained by the Company, in its sole and absolute discretion, shall be conclusive evidence of an Eligible Employee's participation in the Plan and the terms of such participation.

         In the event the total maximum number of Shares resulting from all elections to purchase under any offering of Shares under the Plan exceeds the number of Shares offered, the Company reserves the right to reduce the maximum number of Shares which Eligible Employees may purchase pursuant to their elections to purchase, to allot the Shares available in such manner as it shall determine, but generally prorata to subscriptions received, and to grant Options to purchase only for such reduced number of Shares.

         All Shares included in any offering under the Plan in excess of the total number of Shares which; all Eligible Employees elect to purchase and all Shares with respect to which elections to purchase are canceled as provided in
Section 12 shall continue to be reserved for the Plan and shall be available for inclusion in any subsequent offering under the Plan.


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8.       Limitations of Number of Shares Which May be Purchased. Subject to any
variation which may from time to time be approved in writing by the Committee with the approval of the Board of Directors, the following limitations shall apply with respect to the number of Shares which may be purchased by each Eligible Employee who elects to participate in an offering under the Plan:

(a) No Eligible Employee may purchase Shares during any one offering pursuant to the Plan for an aggregate purchase price (which shall be computed on an annual basis in the event the Purchase Period is more or less than 12 months) in excess of 20% of his Annual Pay calculated in such currency as the Committee shall specify or if no currency is specified, in the currency of the country in which the Eligible Employee is employed as defined in Section 2(j); and

(b) No Eligible Employee shall be granted an Option to purchase Shares under the Plan if such Eligible Employee immediately after such Option is granted, owns stock or holds Options to purchase stock possessing five percent or more of the total combined voting power or value of the capital stock of the Company or of any Subsidiary.

         Notwithstanding the limitations imposed by Section 9(a) of this Plan, no Eligible Employee may be granted an Option to purchase Shares which permits his right to purchase Stock of any of its Subsidiaries and Affiliates under the Plan and all other stock purchase plans to accrue at a rate which exceeds in any one calendar year U.S.$25,000 of the fair market value of such Stock (determined on the date the Option to purchase is granted).

         An Eligible Employee may elect to purchase less than the number of Shares which he is entitled to elect to purchase.

9. Rights as Stockholder. An Eligible Employee will become a stockholder of the Company with respect to Shares for which payment has been completed only upon the issuance of a certificate representing the purchased Shares to the Eligible Employee or his agent. An Eligible Employee will have no rights as a stockholder with respect to Shares under an election to purchase Shares until he has become a stockholder as provided above. A certificate for the Shares purchased will be issued as soon as practicable after the last day of the Purchase Period.

10. Rights to Purchase Shares Not Transferable. An Eligible Employee's rights under his election to purchase Shares may not be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent and distribution.

11. Cancellation of Election to Purchase. An Eligible Employee who has elected to purchase Shares may cancel his election in its entirety or may partially cancel his election by reducing the amount which he has authorized the Company to withhold from his pay for each payroll period during the Purchase Period. Any such full or partial cancellation shall be effective upon the delivery by the Eligible Employee of written notice of cancellation to the office or person designated to receive elections. Such notice of cancellation must be so delivered before the close of business on the last business day of the Purchase Period. If an Eligible Employee partially cancels his original election by reducing the amount authorized to be withheld from his pay, he shall continue to make installment payments at the reduced rate for the remainder of the Purchase Period. An Eligible Employee shall be entitled to only one partial cancellation during a Purchase Period; provided, however, that the Committee may, in its sole and absolute discretion, from time to time, authorize additional partial cancellations.


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         An Eligible Employee's rights upon the full or partial cancellation of his election to purchase Shares shall be limited to the following:

(a) He may receive in cash, as soon as practicable after delivery of the notice of cancellation, the amount then credited to his account, except, in the case of a partial cancellation, he must retain in his account the cumulative installment payments made during the Purchase Period through the date of cancellation, or

(b) He may have the amount credited to his account at the time of the cancellation becomes effective applied to the purchase of the number of Shares such amount will then purchase at the end of the Purchase Period.

12. Adjustments in Withholding Amounts. The Committee, in its sole and absolute discretion, may allow an Eligible Employee or class of Eligible Employees to increase the amount of withholding or to make a prepayment of the Purchase Price to prevent any reduction in the number of Shares which such Eligible Employee's payroll deductions would be insufficient to purchase due to changes in currency exchange rates.

13. Leave of Absence or Layoff. An Eligible Employee purchasing Stock under the Plan who is granted a leave of absence (including a military leave) or is laid off during the Purchase Period may at that time (on a form provided by the Company) elect one of the following:

(a) He may suspend payments during the leave of absence, or, in the case of a layoff, he may suspend payments for not more than 90 days, but not in either case beyond the last month of the Purchase Period, or

(b) He may make his installment payments in cash but not, in case of leave of absence, for longer than his leave nor more than 90 days in case of a layoff.

         If Option (a) is elected, the Eligible Employee at the end of the suspension period must make up the deficiency in his account either by immediate lump sum payment or with increased installment payments so that, assuming the maximum purchase price per share, payment for the maximum number of Shares covered by his Option will be completed in the last month of the Purchase Period. If the Eligible Employee elects to make increased installment payments, he may, nevertheless, at any time make up his remaining deficiency by a lump sum payment.

         If an Eligible Employee does not return to active service upon the expiration of his leave of absence or within 90 days from the date of his layoff, his election to purchase shall be deemed to have been canceled at the time of the leave of absence or layoff.

         In no event shall an Eligible Employee be permitted to complete payment for any Shares after 27 months from the date of the commencement of the Subscription Period.

14. Effect of Failure to Make Payments When Due. If in any payroll period, for any reason not set forth in Section 13, an Eligible Employee who has filed an election to purchase Shares under the Plan has no pay or his pay is insufficient (after other authorized deductions) to permit deduction of his installment payment, such payment may be made in cash at the time. If not so made, the Eligible Employee, when his pay is again sufficient to permit the resumption of installment payments, must pay in cash the amount of the deficiency in his account or arrange for uniformly increased installment payments so that, assuming the maximum purchase price per share, payment for the maximum number


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of Shares covered by his Option will be completed in the last month of the
Purchase Period. If the Eligible Employee elects to make increased installment payments, he may, nevertheless, at any time make up the remaining deficiency by a lump sum payment.

         Subject to the above and other provisions of the Plan permitting postponement, the Company may treat the failure by an Eligible Employee to make any payment as a cancellation of his election to purchase Shares. Such cancellation will be affected by mailing notice to him at his last known business or home address. Upon such mailing, his only right will be to receive in cash the amount credited to his account.

15. Retirement. If an Eligible Employee officially retires and has an election to purchase Shares in effect at the time of his retirement, he may, within three months after the date of his retirement (but in no event later than the end of the Purchase Period), by delivering written notice to the office or person designated to receive elections, elect to:

(a)      Complete the remaining installment payments in cash,

(b) Make a lump sum payment in the amount of any deficiency for the remaining portion of the Purchase Price, or

(c) Cancel his election to purchase Shares in accordance with the provisions of Section 12.

         If no such notice is given within such period, the election will be deemed canceled as of the date of retirement and the only right of the Eligible Employee will be to receive in cash the amount credited to his account.

16. Death. If an Eligible Employee, including a retired Eligible Employee, dies and has an election to purchase Shares in effect at the time of his death, the legal representative of the deceased Eligible Employee may, within three months from the date of death (but in no event later than the end of the Purchase Period), by delivering written notice and adequate proof in the form designated by the Company, to the office or person designated to receive elections, elect to:

(a)      Complete the remaining installment payments in cash,

(b) Make a lump sum payment in the amount of any deficiency for the remaining portion of the Purchase Period, or

(c) Cancel the election to purchase Shares in accordance with the provisions of Section 12.

         If no such notice is given within such period, the election will be deemed, canceled as of the date of death, and the only right of such legal representative will be to receive in cash the amount credited to the deceased Eligible Employee's account.

17. Effect of Currency Exchange Changes. If at the end of any Purchase Period, an Eligible Employee's payroll deductions are insufficient to permit him to purchase the number of Shares which he is eligible to purchase pursuant to Section 8, he may cancel, in part or whole, the election to purchase
Shares in accordance with the provisions of Section 12.

         Each Eligible Employee by participating in the Plan acknowledges that any change in such Employee's relative rights and benefits arising out of changes in the currency exchange rate, or other


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currency exchange limitations and controls shall be at the risk of the Eligible
Employee, and the Company shall not be considered a trustee or fiduciary with respect to any payroll deduction or other payment amounts under this Plan.

18. Termination of Employment Other Than for Retirement or Death. If an Eligible Employee's employment is terminated for any reason other than retirement or death prior to the end of the Purchase Period, his election to purchase shall thereupon be deemed cancelled as of the date on which his employment ended. In such an event, no further payments under such election will be permitted, and the Eligible Employee's only right will be to receive in cash the amount credited to his account based on the value of such account in the currency in which such account is then denominated which shall be paid in such currency of the country in which the employee is employed.

19. Application of Funds. All funds received by the Company in payment for Shares purchased under the Plan and held by the Company at any time may be used for any valid corporate purpose.

20. Termination and Amendment of the Plan. The Board or the Committee may terminate the Plan, in whole or in part, may suspend the Plan, in whole or in part, from time to time and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Options under the laws of various countries (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission. The Committee also may adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of countries other than the United States in which the Company or its Subsidiaries or Affiliates may operate to assure the viability of the benefits of grants made to Employees in such countries and to meet the purposes of the Plan.

21. Governmental Approvals or Consents. The Plan and any offerings and sales to Eligible Employees under it are subject to any governmental approvals or consent that may be or become applicable in connection therewith. Each Option shall be subject to the requirement that if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered thereby upon any securities exchange or under any foreign, federal, state or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of Shares thereunder, no such Option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any person exercising an Option shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

22. Choice of Law. This Plan has been adopted in the United States of America and in the State of Georgia, and the Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the United States of America and the internal laws of the State of Georgia and construed in accordance therewith.

23. No Vested Rights and No Right to Employment. No Eligible Employee or other person shall have any claim or right to be granted an Option under the Plan. Having received an Option under the Plan shall not give an Eligible Employee any right to receive any other grant under the Plan. An Eligible Employee shall have no rights or interest in any Option except as expressly set forth herein. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary or Affiliate. Participation in the Plan also shall not be a condition of employment. As a condition to participation in the Plan and the issuance of


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any Shares to be issued to an Eligible Employee participating in the Plan, such
Eligible Employee shall furnish the Company with an acknowledgement that the Employee has no "acquired rights" or "vested rights" in the Plan or any benefit grantable thereunder. Such statement shall be in such form or forms as the Committee may, from time to time, establish.

24. Plan Unfunded. The Plan shall be unfunded. Except for reserving a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the delivery of the Company's Capital Stock upon exercise of any Option granted under the Plan.

25. Resolution of Disputes. All disputes and claims by an Eligible Employee relating to any provision of this Plan or any benefit granted hereunder or relating to or arising out of the parties' relationship or termination thereof (including, without limitation, any claim by an Eligible Employee that any provision of this Plan is illegal or otherwise unenforceable or voidable under any law, ordinance, or ruling or that any benefit is due to such Eligible Employee under the Plan) shall be settled by arbitration at such location as the Company shall select with the consent of the Eligible Employee or, if such consent shall not be given, at the Office of the American Arbitration Association in Atlanta, Georgia. Such arbitration shall be conducted in accordance with such rules as the Company shall select with the consent of the Eligible Employee or, if such consent shall not be given, in accordance with the United States Arbitration Act (9 U.S.C. Section 1 et seq.) and the Rules of the American Arbitration Association, provided, however, that, in all cases, (i) the arbitrators named shall be admitted to practice law in the jurisdiction where the arbitration is held or in the United States of America or a state thereof; (ii) such arbitrators shall decide the dispute solely on the basis of the terms of the Plan and the applicable law; (iii) the number of potential arbitrators to which the parties may object shall be limited to thirty; (iv) the arbitrators shall set forth the basis for their decision in writing; and (v) such arbitrators shall not have any power to award any punitive damages against the Company, its Subsidiaries or Affiliates or to award any relief to any Eligible Employee against the Company, its Subsidiaries or Affiliates in excess of the amount of any benefit allegedly owing under the Plan, if any. All awards of the arbitration shall be binding and non-appealable except as otherwise provided in the United States Arbitration Act and this Section. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of such award and an order of enforcement as the case may be. The parties hereby agree the rendering of an award by the arbitrator or arbitrators shall be a condition precedent to the initiation of any legal proceeding with respect to any dispute arising in connection with this Plan. Each party shall, in all instances, bear the cost of its own legal fees. The cost of the arbitrators shall be borne equally by the parties to the arbitration, except that for purposes of this sentence only, the Company, its Subsidiaries and Affiliates shall be considered one party.


As of 6/1/95


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